EXHIBIT (a) (30)

                              [NEIGHBORCARE LOGO]


June 16, 2005

Dear NeighborCare Associate,

You may have heard that the Federal Trade Commission (FTC) will not oppose a combination of NeighborCare and the other guy. As we've told you in the past, in every proposed transaction, whether hostile or friendly, the FTC must review the proposed transaction under anti-trust rules. I want to be very clear about our position: the FTC's decision not to oppose a transaction does not necessarily mean that one will occur. Our Board remains empowered to do what it believes is right for the Company and its shareholders.

As you may also have heard, the other guy announced that it has increased its offer to buy the company. The Board has an obligation to carefully review the other guy's latest offer in accordance with its fiduciary duties and responsibilities under Pennsylvania law. The Company has a highly qualified team of advisers to help in this matter. You can expect that the Board will make a recommendation on the other guy's offer within the next week or so.

As I've said many times, the best way to determine our future is to keep delivering for our customers. While this formal process plays out, I ask that you continue business as usual. Your focus on meeting the needs of our customers is as vital as ever.

Thank you for your continued hard work and dedication.

Sincerely,

/s/ John J. Arlotta

John J. Arlotta
Chairman, President and Chief Executive Officer
NeighborCare, Inc.


STATEMENTS MADE IN THIS DOCUMENT, OUR WEBSITE AND IN OUR OTHER PUBLIC FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE FEDERAL SECURITIES LAWS) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS


          601 Pratt Street, 3rd Floor Baltimore, Maryland, 21202-6000
                       TEL 410.528.7300 FAX 410.528.7447

REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED BED COUNT, EXPECTED SG&A expense, anticipated restructuring charges and estimates of timing and costs savings related to cost improvement initiatives. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED BY THE EFFECTS OF OMNICARE'S TENDER OFFER OR ITS PENDENCY ON THE COMPANY AND ITS BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING THE TENDER OFFER BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.